                                                                   Exhibit 10.21

                           ADDENDUM TO PROMISSORY NOTE

         THIS ADDENDUM is a substitution and replacement of the ADDENDUM TO PROMISSORY NOTE attached to and made a part of that certain promissory note executed by NASTECH PHARMACEUTICAL COMPANY INC. ("Borrower") and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), or order, dated as of December 19, 2003, in the principal amount of Nine Million Dollars ($9,000,000.00) (the "Note").

         The following provisions are hereby incorporated into the Note:

                  1. Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue Standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Six Hundred Fifty Thousand Dollars ($650,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

                  2. So long as Bank remains committed to extend credit to Borrower under this Note and until payment in full of all obligations of Borrower hereunder, Borrower shall provide to Bank all of the following, in form and detail satisfactory to Bank:

                  (a) not later than 120 days after and as of the end of each calendar year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows and all supporting schedules and footnotes;

                  (b) not later than 45 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

                  (c) not later than 30 days after and as of the end of each month, a statement of Borrower, prepared by Wells Fargo Bank; National Association;

                  (d) from time to time such financial and other information as Bank may reasonably request; and

                  (e) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one half of one percent (.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears according to the following grid:

                  >3,125,000.00 = 0.25%
                  <3,125,000.00 = 0.50%

         IN WITNESS WHEREOF, this Addendum has been executed as of January 20, 2004.

NASTECH PHARMACEUTICAL COMPANY INC.

By:/s/ Steven Quay
   ------------------------
   Steven Quay, CEO

By:/s/ Greg Weaver
   ------------------------
   Greg Weaver, CFO

                                       -2-